Exhibit 21.1

SUBSIDIARIES OF HERBALIFE LTD.

As of December 31, 2024

Subsidiaries	State or other jurisdiction of incorporation or organization
Gestión Y Soporte Administrativo Las Fuentes, S. De R.L. De C.V.	Mexico
HBL Germany Holdings S.à R.L.	Luxembourg
HBL Holdings Ltd.	Cayman Islands
HBL IHB Operations S.à R.L.	Luxembourg
HBL Ltd.	Cayman Islands
HBL Luxco 1 S.à R.L.	Luxembourg
HBL Luxembourg Holdings S.à R.L.	Luxembourg
HBL Luxembourg Services S.à R.L.	Luxembourg
HBL Malta Limited	Malta
HBL Products SA	Switzerland
HBL Swiss Holdings GmbH	Switzerland
HBL Swiss Services GmbH	Switzerland
HBL UK 1 Limited	United Kingdom
HBL UK 2 Limited	United Kingdom
HBL UK 3 Limited	United Kingdom
HBL UK Holdings S.à R.L.	Luxembourg
HBL US Holdings 1, LLC	Delaware, USA
HBL US Holdings 2, LLC	Delaware, USA
HBL US Holdings 3, LLC	Delaware, USA
Herbalife (Cambodia) Co., Ltd.	Kingdom of Cambodia
Herbalife (China) Health Products Ltd.	People’s Republic of China
Herbalife (Guangzhou) Electronic Commerce Co., Ltd.	People’s Republic of China
Herbalife (Jiangsu) Health Products Co., Ltd.	People’s Republic of China
Herbalife (N.Z.) Limited	New Zealand
Herbalife (Shanghai) Management Co., Ltd.	People’s Republic of China
Herbalife (U.K.) Limited	United Kingdom
Herbalife Africa S.à r.l.	Luxembourg
Herbalife Asia Pacific Services Limited	Hong Kong
Herbalife Australasia Pty, Ltd.	Australia
Herbalife Bela LLC	Belarus
Herbalife Bolivia Ltda.	Bolivia
Herbalife Bulgaria EOOD	Bulgaria
Herbalife Central America LLC	Delaware, USA
Herbalife China, LLC	Delaware, USA
Herbalife Czech Republic s.r.o.	Czech Republic
Herbalife d.o.o.	Croatia
Herbalife Del Ecuador S.A.	Ecuador
Herbalife Denmark ApS	Denmark
Herbalife Distribution Ltd.	Cayman Islands
Herbalife Dominicana, S.R.L.	Dominican Republic
Herbalife Europe Limited	United Kingdom
Herbalife Ghana Ltd	Ghana
Herbalife Global Business Service Centre SDN. BHD.	Malaysia
Herbalife Hungary Trading Ltd. (also known as Herbalife Magyarorszag Kereskedelmi Kft.)	Hungary
Herbalife Internacional de México, S.A. de C.V.	Mexico
Herbalife International (Hong Kong) Limited	Hong Kong
Herbalife International (Netherlands) B.V.	The Netherlands
Herbalife International (Thailand) Ltd.	Thailand
Herbalife International (Thailand), Ltd.	California, USA
Herbalife International Argentina, S.A.	Argentina
Herbalife International Belgium, S.A.	Belgium
Herbalife International Communications, LLC	California, USA
Herbalife International Costa Rica, Sociedad de Responsabilidad Limitada	Costa Rica

Herbalife International de Colombia, Inc.	California, USA
Herbalife International Del Ecuador, Inc.	California, USA
Herbalife International Deutschland GmbH	Germany
Herbalife International Distribution, Inc.	California, USA
Herbalife International Do Brasil Ltda.	Brazil and Delaware, USA
Herbalife International España, S.A.	Spain
Herbalife International Finland OY	Finland
Herbalife International France S.A.	France
Herbalife International Greece S.A.	Greece
Herbalife International India Private Limited	India
Herbalife International Luxembourg S.à R.L.	Luxembourg
Herbalife International of America, Inc.	Nevada, USA
Herbalife International of Europe, Inc.	California, USA
Herbalife International of Hong Kong Limited	Hong Kong
Herbalife International of Israel (1990) Ltd.	Israel
Herbalife International Philippines, Inc.	Philippines
Herbalife International Products N.V.	Netherlands Antilles
Herbalife International Singapore, Pte. Ltd.	Singapore
Herbalife International South Africa Products (Pty) Ltd	South Africa
Herbalife International South Africa, Ltd.	California, USA
Herbalife International Urunleri Ticaret Limited Sirketi	Turkey and Delaware, USA
Herbalife International, Inc.	Nevada, USA
Herbalife International, S.A.	Portugal
Herbalife Italia S.p.A.	Italy
Herbalife Kazakhstan LLP	Kazakhstan
Herbalife Korea Co., Ltd.	South Korea and Delaware, USA
Herbalife Luxembourg Distribution S.à R.L.	Luxembourg
Herbalife Macau Limited	Macau
Herbalife Manufacturing LLC	Delaware, USA
Herbalife Mexicana, S.A. de C.V.	Mexico
Herbalife Mongolia LLC	Mongolia
Herbalife NatSource (Hunan) Natural Products Co., Ltd.	People’s Republic of China
Herbalife Natural Products L.P.	Cayman Islands
Herbalife Norway Products AS	Norway
Herbalife Nutrition Malaysia Sdn. Bhd.	Malaysia
Herbalife Nutrition Product Innovation Center	People’s Republic of China
Herbalife of Canada Ltd.	Canada
Herbalife of Japan K.K.	Japan and Delaware, USA
Herbalife Paraguay S.R.L.	Paraguay
Herbalife Peru S.R.L.	Peru
Herbalife Polska Sp. z o.o	Poland
Herbalife Products Malaysia SDN. BHD.	Malaysia
Herbalife Puerto Rico, LLC	Puerto Rico
Herbalife RO S.R.L.	Romania
Herbalife Slovakia s.r.o.	Slovak Republic
Herbalife Sweden Aktiebolag	Sweden
Herbalife Taiwan, Inc.	California, USA
Herbalife Ukraine, LLC	Ukraine
Herbalife Uruguay S.R.L.	Uruguay
Herbalife Venezuela Holdings, LLC	Delaware, USA
Herbalife VH Intermediate International, LLC	Delaware, USA
Herbalife VH International LLC	Delaware, USA
Herbalife Vietnam SMLLC	Vietnam
Herbalife Worldwide Events LLC	Delaware, USA
HIIP Investment Co., LLC	Delaware, USA
HLF Colombia Ltda.	Colombia
HLF Financing SaRL, LLC	Delaware, USA
HLF Financing, Inc.	Delaware, USA
HLF Holdings Ltd.	Cayman Islands

HLF Luxembourg Distribution S.à R.L.	Luxembourg
HLF Sports Performance, LLC	Delaware, USA
HN Global Business Services Center Krakow Sp. Z o.o.	Poland
HNL Business Services India Private Limited	India
HV Holdings Ltd.	Cayman Islands
I.C.S. Herbalife MA S.R.L.	Republic of Moldova
iChange Network, Inc.	California, USA
Importadora y Distribuidora Herbalife International de Chile Limitada	Chile
Limited Liability Company Herbalife International RS	Russian Federation
Promotions One, Inc.	California, USA
PT Herbalife Indonesia	Indonesia
PT Herbalife Nutrition Trading Indonesia	Indonesia
Servicios Integrales HIM, S.A. de C.V.	Mexico
Suplementos Para El Bienestar, S. De R.L. De C.V.	Mexico
VHSA LLC	Delaware, USA
Vida Herbal Dutch LLC	Delaware, USA
Vida Herbal Suplementos Alimenticios, C.A.	Venezuela
WH Capital, LLC	Nevada, USA
WH Intermediate Holdings Ltd.	Cayman Islands
WH Luxembourg Holdings S.à R.L.	Luxembourg
WH Luxembourg Intermediate Holdings S.à R.L. LLC	Delaware, USA
WHBL Luxembourg S.à R.L.	Luxembourg